April 14, 2003

Aphton Corporation
80 S.W. 8th Street
Miami, Florida  33130-3047

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed by Aphton Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), in connection with the sale from time to time by the selling stockholder named in the Registration Statement (the "Selling Stockholder") of up to 150,000 shares of common stock, $.001 par value, of the Company (the "Warrant Shares"). The Company entered into a certain Securities Purchase Agreement, dated as of February 24, 2003, with the Selling Stockholder, pursuant to which the Selling Stockholder purchased 150,000 warrants of the Company (the "Warrants"), issued on that same date, which Warrants enable the Selling Stockholder or its registered assigns to purchase the Warrant Shares at the exercise price provided for in the Warrants.

     In connection with our opinion expressed below, we have examined originals or copies certified to our satisfaction of such agreements, documents, certificates and other statements of government officials and corporate officers of the Company and such other papers as we have deemed relevant and necessary as a basis for such opinion. As to certain facts material to our opinion, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and of officers of the Company. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

     Based upon and subject to the foregoing, it is our opinion that the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment of the exercise price for and delivery of the Warrant Shares as provided for in the Warrants and the countersigning of the certificate or certificates representing the Warrant Shares by a duly authorized signatory of the registrar for the Company's common stock, the Warrant Shares will be validly issued, fully paid and nonassessable.

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Aphton Corporation
Page 2

     The opinion expressed above is limited to questions arising under the Federal securities laws of the United States and the General Corporate Law of the State of Delaware.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                            Very truly yours,




                                            /s/ WHITE & CASE LLP